UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Iron Spark I Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

IRON SPARK I INC.

125 N Cache Street

2nd Floor

Jackson, Wyoming 83001

Telephone: (307) 200-9007

Dear Fellow Shareholder,

You recently received proxy materials for the Iron Spark I Inc. special meeting of stockholders to be held on December 19, 2022. This attached supplement to the proxy statement contains additional information that supplements the proxy statement. We urge you to read this supplement, together with the proxy statement previously sent to you carefully and in its entirety.

You can find more information on the extraordinary general meeting in the Company's proxy statement at https://www.cstproxy.com/ironsparki/2022/.

IT IS EXTREMELY IMPORTANT THAT STOCKHOLDERS VOTE ON THE PROPOSALS

Please take a moment now to cast your vote using one of the options listed below:

Vote Online - Log on to the website shown on your Voting Instruction Form (VIF). Please have your VIF in hand to access your control number and follow the on-screen instructions.

Vote By Telephone - Call the toll-free number listed on your (VIF). Please have your VIF in hand to access your control number and follow the recorded instructions.

Vote By Mail - Complete, sign and date the VIF and return it in the enclosed postage paid envelope.

Vote by Verbal Instruction - Contact Morrow Sodali LLC toll free at (800) 662-5200

YOUR PARTICIPATION IS EXTREMELY IMPORTANT - PLEASE VOTE TODAY

If you have any questions relating to the shareholder meeting, voting your shares, or need to request additional proxy materials, you may call our proxy solicitor at:

Morrow Sodali LLC
333 Ludlow Street,
5 Floor, South Tower Stamford, CT 069 02
Telephone: (800) 662-5200
(Banks and brokers can call: (203) 658-9400)
Email: ISAA.info@investor.morrowsodali.com

We appreciate your support.

__________________________________________________

IF YOUR SHARES ARE HELD IN A BROKERAGE ACCOUNT YOU SHOULD KNOW THAT

YOUR BROKER WILL NOT VOTE YOUR SHARES IF THEY DON'T RECEIVE INSTRUCTIONS FROM YOU. PLEASE VOTE YOUR SHARES NOW SO YOUR VOTE CAN BE COUNTED WITHOUT DELAY.

IF YOU HAVE RECENTLY MAILED YOUR PROXY OR CAST YOUR VOTE BY PHONE OR OVER THE INTERNET, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST

SUPPLEMENT NO. 1 DATED DECEMBER 6, 2022

TO

PROXY STATEMENT

DATED November 25, 2022

IRON SPARK I INC.

125 N Cache Street

2nd Floor

Jackson, Wyoming 83001

Telephone: (307) 200-9007

As more fully described in this proxy statement dated November 25, 2022 which was previously mailed to you, the Special Meeting will be held for the purpose of considering and voting on the following proposals:

1.

Proposal No. 1 — The Charter Amendment Proposal — At the discretion of the board of directors of ISAA (the “Board”), to amend ISAA’s Amended and Restated Certificate of Incorporation (“Charter”) to change the date by which ISAA must consummate an initial business combination, from June 11, 2023 (the “Original Termination Date”) to December 28, 2022 (the “Amended Termination Date”) (the “Charter Amendment”) and set the redemption price at $10.00 plus interest earned on the trust account (less up to $100,000 of interest to pay dissolution expenses) in order to permit ISAA to liquidate and wind up early (the “Charter Amendment Proposal”); and

2.	Proposal No. 2 — The Adjournment Proposal — To adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are insufficient votes from the holders of shares of the ISAA’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”) and Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”) to approve the Charter Amendment Proposal or if otherwise determined by the chairperson of the Special Meeting to be necessary or appropriate (the “Adjournment Proposal”).

Each of the Charter Amendment Proposal and the Adjournment Proposal are more fully described in the accompanying proxy statement. Please take the time to read carefully each of the proposals in the accompanying proxy statement before you vote. The Charter currently provides that ISAA has until the Original Termination Date to complete its initial business combination and, if ISAA does not complete an initial business combination by the Original Termination Date, it will (i) cease all operations, except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to ISAA to pay its taxes and dividends as provided under the Charter (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding shares of Class A Common Stock sold in ISAA’s initial public offering (the “Public Shares”), which redemption will completely extinguish the rights of the holders of the Public Shares (the “Public Stockholders”) as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The purpose of the Charter Amendment Proposal is to allow ISAA to return the proceeds of its initial public offering, which were deposited in a trust account (“Trust Account”) established for the benefit of the Public Stockholders, to its Public Stockholders earlier than currently contemplated (the “Early Liquidation”) under the Charter and enable Public Stockholders to recover their investment without having to wait for approximately another 6 months to do so. The liquidation price will be set at $10.00 plus any interest earned on the trust account (less up to $100,000 for dissolution expenses) and not previously released to ISAA to pay its franchise and income taxes. As of December 1, 2022, the interest on the funds held in the Trust Account was $3,174,065.82, or approximately $0.19 per public share. The amount relating to unpaid dividends held in trust will be returned to ISAA’s Sponsor. The amount to be distributed to stockholders in the proxy statement previously excluded interest earned on the Trust Account. A copy of the revised charter amendment is attached hereto as Annex A.

ANNEX A

PROPOSED CERTIFICATE OF AMENDMENT TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

IRON SPARK I INC.

1.	Iron Spark I Inc. (the “Corporation”), a corporation organized and existing under the by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

2.	The name of the Corporation is Iron Spark I Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 22, 2021.

3.	The Corporation’s Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 8, 2021 (as amended, the “Amended and Restated Certificate of Incorporation”).

4.	This Amendment to the Amended and Restated Certificate of Incorporation amends the Amended and Restated Certificate of Incorporation of the Corporation.

5.	This Amendment to the Amended and Restated Certificate of Incorporation was duly adopted by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation’s common stock at a meeting of stockholders in accordance with the provisions of Section 242 the DGCL. The approval of this Amendment to the Amended and Restated Certificate of Incorporation is intended to constitute the adoption of a plan of complete liquidation of the Corporation for U.S. federal income tax purposes unless otherwise required by applicable law.

6.	The text of Section 9.1(b) of Article IX of the Amended and Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

“(b) Immediately after the Offering, a certain amount of the net offering proceeds received by the Corporation in the Offering (including the proceeds of any exercise of the underwriters’ over-allotment option) and certain other amounts specified in the Corporation’s registration statement on Form S-1, as initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 2, 2021, as amended (the “Registration Statement”), shall be deposited in a trust account (the “Trust Account”), established for the benefit of the Public Stockholders (as defined below) pursuant to a trust agreement described in the Registration Statement. Except for the withdrawal of interest to pay taxes and for the payment of dividends as described in Section 9.3(b), none of the funds held in the Trust Account (including the interest earned on the funds held in the Trust Account) will be released from the Trust Account until the earliest to occur of (i) the completion of the initial Business Combination, (ii) the redemption of 100% of the Offering Shares ( as defined below) if the Corporation is unable to complete its initial Business Combination by December 28, 2022, and (iii) the redemption of shares in connection with a vote seeking to amend any provisions of this Amended and Restated Certificate relating to stockholders’ rights or pre- initial Business Combination activity (as described in Section 9.7). Holders of shares of Common Stock sold in the Offering (the “Offering Shares”) (whether such Offering Shares were purchased in the Offering or in the secondary market following the Offering and whether or not such holders are the Sponsor or officers or directors of the Corporation, or affiliates of any of the foregoing) are referred to herein as “Public Stockholders”.”

7.	The text of Section 9.2(d) of Article IX of the Amended and Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

“(d) In the event that the Corporation has not consummated an initial Business Combination by December 28, 2022, the Corporation shall (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten Business Days thereafter subject to lawfully available funds therefor, redeem 100% of the Offering Shares in consideration of a per-share price, payable in cash, equal to $10.00 plus any interest earned on the trust account (less up to $100,000 for dissolution expenses), and (ii) as promptly as reasonably possible following such redemption, dissolve and liquidate, subject in each case to the Corporation’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law. “Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in The City of New York, New York, are authorized or required by law to close.”

8.	The text of Section 9.7 of Article IX of the Amended and Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

“Section 9.7 Additional Redemption Rights. If, in accordance with Section 9.1(a), any amendment is made to Section 9.2(d) to modify the substance or timing of the ability of Public Stockholders to seek redemption in connection with an initial Business Combination or the Corporation’s obligation to redeem (i) 100% of the Offering Shares if the Corporation has not consummated an initial Business Combination by December 28, 2022 or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity, the Public Stockholders shall be provided with the opportunity to redeem their Offering Shares upon the approval of any such amendment, at a per-share price, payable in cash, equal to $10.00 plus any interest earned on the trust account (less up to $100,000 for dissolution expenses); provided, however, that any such amendment will be voided, and this Article IX will remain unchanged, if any stockholders who wish to redeem are unable to redeem due to the Redemption Limitation.”

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Amended and Restated Certificate of Amendment to be duly executed in its name and on its behalf by an authorized officer as of this [•] day of [•], 2022.

Joshua L. Spear
Chief Executive Officer